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Exhibit 21.1

Subsidiaries of CH2M HILL Companies, Ltd.

CH2M HILL Alaska, Inc.
CH2M HILL Canada, Limited
CH2M HILL Constructors, Inc.
CH2M HILL Engineers, Inc.
CH2M HILL Global Holdings, S.a.r.l.
CH2M HILL, Inc.
CH2M HILL Netherlands Holding B.V.
CHIHB, LP
Halcrow Group Ltd.
Halcrow Holdings Ltd.
LG Constructors, Inc.
Operations Management International, Inc.
VECO Services, Inc.

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  Exhibit 21.1
Subsidiaries of CH2M HILL Companies, Ltd.